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                                                                   EXHIBIT 3.1.5
                          CERTIFICATE OF CORRECTION TO
                            CERTIFICATE OF AMENDMENT
                                     TO THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                           RANGE RESOURCES CORPORATION
                        (FORMERLY LOMAK PETROLEUM, INC.)

         Range Resources Corporation, a corporation organized and existing under and by virtue of The General Corporation Law of the State of Delaware (the "CORPORATION"), DOES HEREBY CERTIFY:

         1. The name of the Corporation is Range Resources Corporation (formerly Lomak Petroleum, Inc.).

         2. A Certificate of Amendment to the Certificate of Incorporation of the Corporation was filed with the Secretary of State of Delaware on June 26, 1997 (the "CERTIFICATE"), and said Certificate requires correction as permitted by Section 103(f) of The General Corporation Law of the State of Delaware.

         3. The inaccuracy or defect of said Certificate to be corrected is as follows:

         The first sentence of Article Third of the Certificate inaccurately reflected the amendment to be made thereby to the Corporation's Certificate of Incorporation by including the phrase "read in its entirety" instead of the phrase "begin."

         4. Article Third of the Certificate is hereby corrected to read in its entirety as follows:

                  "THIRD: To accomplish the foregoing amendment, the present Article FOURTH is hereby amended to begin as follows:

                           FOURTH:  (1)      The total number of shares of all
                                    classes of stock which the Corporation shall have authority to issue is 60 million shares, divided into classes as follows:

                                    50 million   Common shares having a par
                                                 value of $.01 per share; and

                                    10 million   Preferred shares having a par
                                                 value of $1.00 per share.

                                    (2)      No holder of shares of the
                                    Corporation shall have any preemptive right to subscribe for or to purchase any shares of the Corporation of any class whether now or hereafter authorized."

         5. This Certificate of Correction has been prepared in accordance with the provisions of Section 103(f) of the General Corporation Law of the State of Delaware.

                            [signature page follows]
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         IN WITNESS WHEREOF, the undersigned authorized officer has executed this Certificate of Correction this 12th day of September, 2003.

                                    RANGE RESOURCES
                                    CORPORATION

                                    By: /s/ RODNEY L. WALLER
                                       --------------------------------
                                    Name:  Rodney L. Waller
                                    Title: Senior Vice President and
                                    Corporate Secretary